Exhibit 10.5

ASSIGNMENT OF LEASES AND RENTS

Dated:  March 15, 2012

-from-

FAE HOLDINGS 411519R, LLC,
 a New York limited liability company
with an address at:
 c/o First American Exchange Company, LLC
560 South 300 East
Salt Lake City, Utah  84111
(the “Borrower”)

and

THE TOWN OF ISLIP INDUSTRIAL
DEVELOPMENT AGENCY,
a corporate governmental agency,
having an office at:
40 Nassau Avenue
Islip, New York 11751
(the “Assignor”)

-to-

HSBC BANK USA, NATIONAL ASSOCIATION
a national banking association,
having an office at:
534 Broad Hollow Road
Melville, New York 11747
(the “Assignee”)

LOCATION OF PREMISES:

Address:	355 South Technology Drive
Central Islip, New York
District:	0500
Section:	206.00
Block:	03.00
Lot:	001.003
County of Suffolk
State of New York

After recording, please return to
Farrell Fritz, P.C.
1320 RXR Plaza
Uniondale, New York 11556-1320
Attention:  Jodi L. Gladstone, Esq.
This instrument was prepared by the above-named Attorney

ASSIGNMENT OF LEASES AND RENTS

           THIS ASSIGNMENT OF LEASES AND RENTS (the “Assignment”), is made as of the 15th day of March, 2012, by FAE HOLDINGS 411519R, LLC, a New York limited liability company, having an address at c/o First American Exchange Company, LLC, 560 South 300 East, Salt Lake City, Utah  84111  (herein called the “Borrower”) and THE TOWN OF ISLIP INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency, having an office at 40 Nassau Avenue, Islip, New York 11751 (herein called the “Assignor”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, with offices at 534 Broad Hollow Road, Melville, New York 11747 (herein called the “Assignee”).

RECITALS

A.           The Assignor is the fee owner of the premises described on Exhibit A (the “Premises”).

B.           The Assignor, as lessor, and the Borrower, as lessee, have entered into a Lease Agreement dated as of  March 1, 2012 (the “Lease Agreement”) whereby the Assignor leased the Premises to the Borrower.

C.           Title 1 of Article 18-A of the General Municipal Law of the State of New York authorizes and provides for the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State of New York and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and sell land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, civic, commercial or industrial facilities, including industrial pollution control facilities, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their prosperity and standard of living (the “Public Purposes”) and further authorizes each such agency to lease and sell any or all of its facilities on such terms and conditions as it deems advisable, to mortgage any or all of its facilities in furtherance of such Public Purposes.

D.           Borrower and CVD EQUIPMENT CORPORATION (“CVD”) have entered into a certain Qualified Exchange Accommodation Agreement dated as of February 9, 2012 (the “Accommodation Agreement”), pursuant to which the Borrower agreed to acquire the leasehold interest under the Lease Agreement and sublease the same to CVD pursuant to agreement dated March 1, 2012 (the “Sublease”),  in order to facilitate CVD’s intended property exchange pursuant to Internal Revenue Code Section 1031 and Revenue Procedure 2000-37.

E.           Pursuant to the terms of the Accommodation Agreement, either (a) all of the membership interests in the Borrower will be transferred by First American Exchange Company, LLC to CVD or (b) the Borrower’s leasehold interest under the Lease Agreement will be assumed by CVD, on the earlier to occur of (i) the closing of the transactions contemplated by the Accommodation Agreement or (ii) six (6) months from the date hereof.

F.           It is a condition of the Accommodation Agreement that Borrower, on behalf of CVD, obtain funds sufficient to acquire the tenant’s interest under the Lease Agreement,

G.           CVD has applied to Assignee for a loan (the “Loan”) to the Borrower in the principal sum of SIX MILLION and 00/100 DOLLARS ($6,000,000.00), the payment of which Loan  is to be guaranteed by CVD.

H.           The Assignee has agreed to extend the Loan to the Borrower, subject to, among other things, receipt of the this Assignment.

I.            The Assignor has determined that granting this Assignment will accomplish, in part, its Public Purposes.

           NOW THEREFORE, FOR VALUE RECEIVED, the Borrower and the Assignor each hereby grants, transfers, and assigns to the Assignee, its successors and assigns, all of the right, title and interest of the Assignor and the Borrower in and to the Lease Agreement (except, as to the Assignor, for the Unassigned Rights, as defined in the Lease Agreement), and any and all leases, subleases, occupancy agreements and tenancies (individually and collectively, the “Lease”) whether now existing or hereafter entered into affecting the Premises or the Improvements, as defined in the Mortgage (defined below), except, however, the Lease Agreement, for the purpose of securing (a) payment of all sums now or at any time hereafter due the Assignee from Borrower pursuant to a certain Amended and Restated Mortgage Note in the principal amount of $6,000,000 (the “Note”) dated the date hereof, made by the Borrower in favor of the Assignee and secured by a certain Amended and Restated Fee and Leasehold Mortgage (the “Mortgage”) dated the date hereof, granted by the Assignor and the Borrower to the Assignee; and (b) performance and discharge of each obligation, covenant and agreement of the Assignor and Borrower contained herein and in the Mortgage, and each obligation, covenant and agreement of the Borrower contained in the Note secured thereby.

I.           THE ASSIGNOR AND THE BORROWER EACH AGREES, WITH RESPECT TO EACH LEASE THAT:

           1.           The Borrower will fulfill or perform each and every condition and covenant of the Lease by lessor thereunder (individually and collectively, depending upon the context used, the “Lessor”) to be fulfilled or performed; give prompt notice to the Assignee of any notice of default by the Lessor under the Lease received by the Assignor or the Borrower together with a complete copy of any such notice; at the sole cost and expense of the Borrower, enforce, short of termination of the Lease, the performance or observance of each and every material covenant and condition of the Lease by the lessee thereunder (individually and collectively, depending upon the context used, the “Lessee”) to be performed or observed; not modify nor in any way alter the terms of the Lease so as to diminish Lessor’s security in the Premises; not terminate the term of the Lease nor accept a surrender thereof unless required to do so by the terms of the Lease; not anticipate the rents thereunder for more than thirty (30) days prior to accrual; and not waive or release the Lessee from any obligations or conditions by the Lessee to be performed.  This Assignment is made with reference to Section 291-f of the New York Real Property Law.

           2.           The rights assigned hereunder include all the Assignor’s and Borrower’s right and power to modify the Lease or to terminate the term or to accept a surrender thereof or to waive, or release the Lessee from the performance or observance by the Lessee of any obligation or condition thereof or to anticipate rents thereunder for more than thirty (30) days prior to accrual.

           3.           At the Borrower’s sole cost and expense, the Assignor and/or the Borrower will appear in and defend any action growing out of or in any manner connected with the Lease or the obligations or liabilities of the Lessor, Lessee or any guarantor thereunder, and the Assignee, if made a party to any such action, may employ counsel and incur and pay necessary costs and expenses and reasonable attorney’s fees and all such sums, with interest at the Involuntary Rate (as defined in the Mortgage), shall immediately be due from the Borrower and secured hereby and by the Mortgage.

           4.           Should the Borrower fail to make any payment or should the Assignor or Borrower fail to do any act as herein provided after notice and demand, then the Assignee, but without obligation so to do and without releasing the Assignor or Borrower from any obligation herein, may make or do the same, including specifically, without limiting its general powers, appearing in and defending any action purporting to affect the security hereof or the rights or powers of the Assignee and performing any obligation of the Lessor in the Lease contained, and, in exercising any such powers paying necessary costs and expenses, employing counsel and incurring and paying reasonable attorneys’ fees; and the Borrower will pay immediately upon demand all sums expended by the Assignee under the authority hereof, together with interest thereon at the Involuntary Rate (defined in the Mortgage), and the same shall be added to the Indebtedness and shall be secured hereby and by the Mortgage.

           5.           The whole of the Indebtedness shall become due (a) upon the election by the Assignee to accelerate the maturity of the Indebtedness pursuant to the provisions of the Note, or of the Mortgage, or any other instrument which may be held by the Assignee as security for the Indebtedness, or (b) at the option of the Assignee, after any attempt by the Assignor or Borrower to exercise any of the rights described in Paragraph 2 or after any other default by the Assignor or the Borrower hereunder and the continuance of such default for ten (10) days after notice and demand from Assignee to remedy same.

           6.           After any attempt by the Assignor or the Borrower to exercise any of the rights described in Paragraph 2 or after any default in the performance of any obligation of the Assignor or the Borrower herein, or upon the occurrence of an Event of Default under the Mortgage, the Assignee, at its option, without notice and without regard to the adequacy of security for the Indebtedness hereby secured, either in person or by agent with or without bringing any action or proceeding, or by a receiver to be appointed by a court, may:  enter upon, take possession of, and operate the Premises; make, enforce, modify, and accept the surrender of leases; obtain and evict tenants; fix or modify rents; and do any acts which the Assignee deems proper to protect the security hereof until all Indebtedness secured hereby is paid in full, and either with or without taking possession of the Premises, in its own name, sue for or otherwise collect and receive all rents, issues and profits, other than under the Lease Agreement, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, upon any Indebtedness secured hereby in such order as the Assignee may determine.  Any income received from the Premises by the Assignee in excess of the amount necessary to meet all obligations for the subsequent six (6) month period shall be paid over by the Assignee to the Borrower promptly after the expiration of each six (6) month period following the date of such entry.  The entering upon and taking possession of said Premises, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or waive, modify or affect any notice of default under the Mortgage or invalidate any act done pursuant to said notice.

           7.           Intentionally Omitted.

           8.           (a)  Each of the Assignor and the Borrower has not executed any prior assignment of any of its rights under the Lease except to Assignee; (b) each of the Assignor and the Borrower has not done anything which might prevent the Assignee from or limit the Assignee in operating under any of the provisions hereof; (c) each of the Assignor and the Borrower has not accepted rent under the Lease more than thirty (30) days in advance of its due date; (d) so far as the Assignor and the Borrower know, there is no present default by the Lessee under the Lease; and (e) the Lease is unmodified and in full force and effect.

9.           The Assignee shall not be obligated to perform or discharge any obligation under the Lease, or under or by reason of this Assignment, and the Borrower hereby agrees to indemnify the Assignee against and hold it harmless from any and all liability, loss or damage which it may or might incur under the Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the Lease; should the Assignee incur any such liability, loss or damage under the Lease or under or by reason of this Assignment, or in defense against any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees, together with interest thereon at the Involuntary Rate, shall be secured hereby and by the Mortgage, and the Borrower shall reimburse the Assignee therefor immediately upon demand.

10.           This Assignment shall inure to the benefit of the successors and assigns of the Assignee and shall bind each of the Assignor’s and the Borrower’s legal representatives, successors and assigns.

11.           (a)           The Borrower agrees that the Assignor, its directors, members, officers, agents (except the Borrower) and employees shall not be liable for and agrees to defend, indemnify, release and hold the Assignor, its directors, members, officers, agents (except the Borrower) and employees harmless from and against any and all (i) liability for loss or damage to property or injury to or death of any and all persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Premises or arising by reason of or in connection with the use thereof or under this Assignment or (ii) liability arising from or expense incurred by the Assignor’s acquiring, construction, renovation, installation, owning and leasing of the Premises, including without limiting the generality of the foregoing, all claims arising from the breach by the Borrower of any of its covenants contained herein and all causes of action and reasonable attorneys’ fees and any other expenses incurred in defending any claims, suits or actions which may arise as a result of any of the foregoing, provided that any such losses, damages, liabilities or expenses of the Assignor are not incurred or do not result from the gross negligence or intentional or willful wrongdoing of the Assignor or any of its directors, members, officers, agents (except the Borrower) or employees.  The foregoing indemnities shall apply notwithstanding the fault or negligence on the part of the Assignor, or any of its members, directors, officers, agents or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability.  The foregoing indemnities are limited only to the extent of any prohibitions imposed by law.

(b)           Notwithstanding any other provisions hereof, the obligations of the Borrower pursuant to this Section 11 shall remain in full force and effect after the termination of this Assignment until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all reasonable expenses and charges incurred by the Assignor, or its respective members, directors, officers, agents (except the Borrower) and employees, relating to the enforcement of the provisions herein specified.

(c)           In the event of any claim against the Assignor or its members, directors, officers, agents (except the Borrower) or employees by any employee or contractor of the Borrower or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Borrower hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit acts.

12.           Borrower directs the Assignor to execute and deliver this Assignment of Leases and Rents to the Assignee, and further agrees to indemnify and hold harmless the Assignor (and its members, officers, directors, agents, servants and employees).  Borrower shall pay all costs and expenses, including reasonable attorney’s fees and expenses, incurred by the Assignor in connection with the execution, delivery, recording, performing and enforcing of this Assignment of Leases and Rents.

II.           THE ASSIGNEE AGREES THAT:

1.           So long as there shall exist no default after applicable grace periods, if any, by the Borrower in the payment of any indebtedness secured hereby or in the performance of any obligation of the Assignor or Borrower under the Mortgage, the Assignor or the Borrower shall have the right to collect, but not more than thirty (30) days prior to accrual, all rents, issues and profits of the Premises and to retain, use and enjoy the same.

2.           Upon the payment in full of all Indebtedness (as defined in the Mortgage) secured hereby, as evidenced by the recording or filing of an instrument of satisfaction or full release of the Mortgage without the recording of another Mortgage in favor of the Assignee affecting the Premises, this Assignment shall become and be void and of no effect.

3.           The general credit of the Assignor is not obligated for or available for the payment of any sums due hereunder.  The Assignee will not look to the Assignor or any principal, member, director, officer or employee of the Assignor with respect to the Indebtedness secured hereby and any covenant, stipulation, promise, agreement or obligation contained herein.  The Assignee will not seek a deficiency or other money judgment against the Assignor or any principal, member, director, officer or employee of the Assignor and will not institute any separate action against the Assignor by reason of any default that may occur in the performance of any of the terms and conditions of this Assignment, the Mortgage or the Note.  The agreement on the part of the Assignee shall not be construed in any way so as to effect or impair the lien hereof or the Assignee’s right to foreclose hereunder as provided by law or construed in any way so as to limit or restrict any of the rights or remedies of the Assignee against the Borrower in any foreclosure proceedings or other enforcement of payment of the Indebtedness secured hereby out of any of the security given therefor.

4.           All covenants, stipulations, promises, agreements and obligations of the Assignor contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Assignor and not of any member, director, officer, agent, servant or employee of the Assignor in his individual capacity, and no recourse under or upon any obligation, covenant or agreement in this Assignment, or for any claim based hereon or otherwise in respect hereof, shall be had against any past, present or future member, officer, agent, servant or employee, as such, of the Assignor or of any successor public benefit corporation or political subdivision or any person so executing this Assignment, it being expressly understood that this Assignment is solely a special obligation of the Assignor, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any such member, director, officer, agent, servant or employee of the Assignor or of any successor public benefit corporation or political subdivision or any person so executing this Assignment by reason of the obligations, covenants or agreements contained herein or implied herefrom; and that any and all such personal liability of, and any and all such rights and claims against every such member, officer, director, agent, servant or employee by reason of the obligations, covenants or agreements contained in this Assignment or implied therefrom, are, to the extent permitted by law, expressly waived and released as a condition of, and as a consideration for, the execution of this Assignment.

III.           THE PARTIES AGREE that all notices, demands or documents which are required or permitted to be given or served hereunder shall be in writing and shall be given in accordance with Section 5.2 of the Mortgage.

IV.           THE PARTIES AGREE that, notwithstanding anything to the contrary in this Assignment, the Mortgage, the Note, or any other document executed in connection with any of the foregoing (the “Loan Documents”), by acceptance of this instrument, Assignee hereby waives any right to obtain a money judgment or equitable relief against FAE Holdings 411519R, LLC and any and all members, shareholders, partners and employees of FAE Holdings 411519R, LLC, whether by an action brought upon this Assignment or any other Loan Document, or an action brought for a deficiency judgment against FAE Holdings 411519R, LLC and/or the members, shareholders, partners and employees of FAE Holdings 411519R, LLC, and agrees that the extent of liability on the part of such parties with respect to this document or any other Loan Document is and shall for all purposes be limited to the interest of FAE Holdings 411519R, LLC in the Premises, including policies of hazard insurance on the Premises and any proceeds thereof and any award of damages on account of condemnation for public use of the Premises, Mortgagee agreeing to look solely to FAE Holdings 411519R, LLC’s interest in the Premises and such insurance policies and condemnation awards in satisfaction of all obligations. The terms of this paragraph shall supersede any and all other terms and conditions herein or in any Loan Document.  THE PROVISIONS OF THIS SECTION IV SHALL BE APPLICABLE ONLY UNTIL, AND SHALL BE DEEMED DELETED FROM THIS ASSIGNMENT AND OF NO FURTHER FORCE OR EFFECT FROM AND AFTER, THE DATE THAT EITHER ALL OF THE MEMBERSHIP INTERESTS IN FAE HOLDINGS 411519R, LLC ARE TRANSFERRED TO CVD OR CVD ASSUMES THE OBLIGATIONS AND LIABILITIES OF FAE HOLDINGS 411519R, LLC UNDER THE LEASE AGREEMENT, THE NOTE, THE MORTGAGE AND THE OTHER LOAN DOCUMENTS PURSUANT TO THE TERMS OF THE ACCOMMODATION AGREEMENT OR OTHERWISE.

[END OF PAGE]

           IN WITNESS WHEREOF, each of the Assignor and the Borrower has duly executed this Assignment as of the day and year first above written.

FAE HOLDINGS 411519R, LLC

By:           /s/ Mark Bullock
Name:    Mark Bullock
Title:      Authorized Person of Manager

THE TOWN OF ISLIP INDUSTRIAL
DEVELOPMENT AGENCY

By:           /s/ William G. Mannix
Name:      William G. Mannix
Title:        Executive Director

STATE OF NEW YORK                      )
) ss.:
COUNTY OF                                         )

On this ___ day of March, 2012, before me, the undersigned notary public, personally appeared ______________ personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

______________________________________
Notary Public
My Commission Expires:

STATE OF NEW YORK                      )
) ss.:
COUNTY OF Suffolk                           )

On this 15th day of March, 2012, before me, the undersigned notary public, personally appeared William G. Mannix personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

Kimberly Samuels
Notary Public
My Commission Expires: October 15, 2014

[UNIFORM OUT OF STATE ACKNOWLEDGMENT, IF APPLICABLE]

STATE OF Utah	)
	)	SS:
COUNTY OF Salt Lake	)

On the 14 day of March in the year 2012 before me, the undersigned, personally appeared Mark Bullock, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Salt Lake, State of Utah.

/s/ Coty E. Romero
Notary Public